Exhibit 10.11

Tennessee Valley Authority

Coal Supply & Origination

1101 Market Street, MR 2A

Chattanooga, Tennessee 37402-2801

CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc,	Supplement No.	3
	7733 Forsyth Boulevard - Suite 1625	Date	December 14, 2012
	St. Louis, Missouri 63105	Group-Contract No.	612-40958
		Plants	Widows Creek/Paradise

Attention: Mr. Martin Wilson

This confirms the agreement reached between Mickey Fitzhugh, Armstrong Coal Company, Inc. (“Armstrong”) and Amy Sitton, Tennessee Valley Authority (“TVA”). TVA and Armstrong agree to further Supplement Group-Contract 612-40958 as previously amended by Supplements 1-2 (the “Contract”) as follows:

1.	TVA and Armstrong hereby agree to change the start date of the Base Term of the Contract from January 1, 2013 (as stated in Section 1.0 Contract Term) to December 17, 2012.

2.	Effective December 17, 2012, and through December 31, 2012 (“2012 Period”), Armstrong’s Parkway Underground Mine (“Parkway Mine”) shall, at TVA’s option, deliver up to 20,000 tons of coal from its Parkway Mine to TVA’s Paradise Fossil Plant (“Paradise”) by truck under the Contract.

3.	All 5.0# SO2 coal delivered from the Parkway Mine during the 2012 Period shall conform to the quality specifications as set forth below:

TYPICAL ANALYSIS[1]			REJECTION/SUSPENSION SPECIFICATIONS[3]

Lbs. of SO2 per million BTu[2]	5.0	lbs.	Not more than 5.0(P)	lbs.
Total Moisture	11.0	%	Not more than 12.0%
Sulfur (a/r max)	2.90	%	Not more than 3.0%
Ash (as received)	10.0	%	Not more than 12.0%
Btu/lb. (a/r)	11,400		Not less than 11,000
Ash fusion temperature Reducing atmosphere
Initial	1980	°F
Softening	2075	°F		°F
Hemispherical	2135	°F		°F
Fluid		°F		°F
Volatile Matter (dry basis)		%		%
Grindability (Hardgrove Index)	54
Chlorine (dry basis)	.02	%		%

TVA RESTRICTED INFORMATION

NOTES:

1	The Typical Analysis shall be used for the quality adjustments under Section 8.
2	Sulfur Dioxide calculated at 97.5 percent
3	Failure to comply with any of these specifications shall be a basis for rejections and suspensions or termination pursuant to Subsections 9.3., 9.4., and 9.5 of the Contract.
4	Paradise (P)

4.	The Base Price for coal delivered from the Parkway Mine during the 2012 Period shall be the Contract Year #1 Base Price of $45.50 per ton. Coal delivered from the Parkway Mine during the 2012 Period shall be subject to adjustment pursuant to Section 10 0 Contract Price Adjustments and Cost Reimbursements of the Contract.

5.	The Contract Year #1 Base Price of $45.50 per ton for coal delivered from the Parkway Mine during the 2012 Period shall be subject to quality adjustments as may be applicable to reflect the quality of delivered coal under Section 8, Adjustment for Quality, of the Contract based on the quality and specifications in accordance with Section 3. of this Supplement No. 3.

6.	TVA shall make price adjustments to cover Armstrong’s cost for the truck transportation of the coal delivered from Armstrong’s Parkway Mine to Paradise during the 2012 Period by adding the truck transportation rate of $2.50 per ton for delivery on Weekdays, including Saturdays.

7.	TVA shall make a price adjustment to cover Armstrong’s cost for the sampling and weighing of the coal delivered during the 2012 Period from Armstrong’s Parkway Mine to Paradise. The price for providing these services will be $0.20 per ton.

8.	Invoices for truck transportation and weighing and sampling costs shall be submitted by Armstrong to TVA’s Contract Administrator by the tenth day of each month for the previous month with backup documentation to support the claim. Payment of these invoices shall be handled by TVA as additional payments.

9.	The coal quantity delivery requirements of the Contract shall be reduced by each ton of coal delivered from Parkway Mine to Paradise under this agreement during the 2012 Period.

Please complete the acceptance on both copies and return one copy to this office. You should retain the other original copy for your files.

In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Except as otherwise provided in the immediately preceding sentence, the acceptance date of this Supplement shall be the date on which both parties have signed a copy thereof.

(Signature Page Follows)

TVA RESTRICTED INFORMATION

Accepted	ARMSTRONG COAL CO.	Tennessee Valley Authority
(Company)

By		By
Connie S. Gazaway
Asset Management Specialist

Title	President	December 17, 2012
Date

Date	12/18/12
Elizabeth L. Kirk
Manager, Coal Contracts

December 17, 2017
Date

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